Additional Shareholder Information (unaudited)

Results of a Special Meeting of Shareholders

On December 11, 2006, a Special Meeting of Shareholders was held to vote on various proposals recently approved by the Fund's Board Members. The follow-ing tables provide the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the following pro-posals: (1) Election of Board Members, (2) Revise, Remove and Convert Fundamental Investment Policies.

1. Election of Board Members
						Authority
Nominees			Votes For	Withhold	Abstentions
Elliot J. Berv			89,437,541.301	3,022,882.709  	0.000
A. Benton Cocanougher		89,412,398.271	3,048,025.739	0.000
Jane F. Dasher			89,433,670.702	3,026,753.308	0.000
Rainer Greeven			89,461,686.188	2,998,737.822	0.000
Stepen Randolph Gross		89,390,777.590	3,069,646.420 	0.000
Richard E. Hanson Jr.		89,485,342.992 	2,975,081.018 	0.000
Diana R. Harrington		89,452,268.990 	3,008,155.020  	0.000
Susan M. Heilbron		89,404,184.162 	3,056,239.848	0.000
Susan B. Kerley			89,460,019.819 	3,000,404.191 	0.000
Alan G. Merten			89,449,305.398	3,011,118.612	0.000
R. Richardson Pettit		89,396,473.227 	3,063,950.783	0.000
Jerry A. Viscione		89,477,112.229 	2,983,311.781 	0.000
R. Jay Gerken			89,500,762.712 	2,959,661.298	0.000


2. Revise, Remove and Convert Fundamental Investment Policies
				   Votes			 Broker
Items Voted On	   Votes For	   Against	   Abstentions	 Non-Votes
Revise:
Borrowing Money	   81,240,826.019  3,160,120.927  2,204,567.064	 5,854,928.000
Underwriting	   81,489,331.511  2,899,142.088  2,217,022.411	 5,854,928.000
Lending		   81,359,051.707  3,031,285.372  2,215,158.931	 5,854,928.000
Issuing Senior
   Securities	   81,789,776.689  2,790,259.603  2,025,459.718	 5,854,928.000
Real Estate	   81,301,496.689  3,009,156.583  2,294,842.738	 5,854,928.000
Commodities	   81,099,574.827  3,143,360.881  2,362,560.302	 5,854,928.000
Concentration	   81,624,382.521  2,745,031.189  2,236,082.300	 5,854,928.000
Remove:
Diversification	   81,335,349.137  3,026,900.015  2,243,246.858	 5,854,928.000
Convert:
Non-Fundamental	   80,836,895.858  3,588,453.332  2,180,146.820	 5,854,928.000